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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





LDI CORPORATION:

We consent to the incorporation by reference in the Registration Statement No. 33-17840 on Form S-8 of our report dated June 21, 1994 appearing in this Annual Report on Form 11-K of LDI Corporation Retirement Savings Plan for the year ended December 31, 1993.


Deloitte & Touche


Cleveland, Ohio
June 28, 1994










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